EXHIBIT 14(a)(1)(v)
                                                Page 1 of 7


[DELOITTE & TOUCHE LOGO]
--------------------------------------------------------------------------------
                              Deloitte & Touche LLP   Telephone: (214) 777-7000
                              Suite 1600
                              Chase Tower
                              2200 Ross Avenue
                              Dallas, Texas 75201-6778


INDEPENDENT ACCOUNTANT'S REPORT


To the Board of Directors of AMRESCO Services, L.P.:

We have examined management's assertion about AMRESCO Services, L.P.'s (the "Company") (a wholly owned subsidiary of AMRESCO, INC.) compliance with the Company's servicing standards identified in the Appendix as of and for the year ended December 31, 1998, included in the accompanying management assertion. Such standards were established by the Company's management based on the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"). Management is responsible for the Company's compliance with those applicable minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing standards or its servicing agreements.

In our opinion, management's assertion that the AMRESCO Services, L.P. complied with its established servicing standards identified in the Appendix as of and for the year ended December 31, 1998 is fairly stated, in all material respects.


/s/ Deloitte & Touche LLP
---------------------------
Deloitte & Touche LLP

February 4, 1999

                                 [AMRESCO LOGO]

February 4, 1999

Deloitte & Touche LLP
Texas Commerce Tower
220 Ross Avenue
Suite 1600
Dallas, Texas  75201

Dear Sirs:

As of and for the year ended December 31, 1998, AMRESCO Services, L.P., a subsidiary of AMRESCO, INC., has complied in all material respects with the minimum servicing standards set forth in Appendix A. Such standards were established by AMRESCO Services, L.P. based on Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP).

A list of the securitized and bond-related servicing contracts covered by this representation is included in Appendix B.

For the period January 1, 1998 through December 30, 1998. AMRESCO Services, L.P. had in effect a fidelity bond in the amount of $23,000,000, errors and omissions liability coverage in the amount of $10,000,000, and mortgage impairment protection in the amount of $23,000,000. Beginning December 31, 1998, AMRESCO Services, L.P. increased its coverage, resulting in a fidelity bond in the amount of $43,000,000, and mortgage impairment protection in the amount of $43,000,000. Errors and omissions liability coverage remained at $10,000,000.

/s/ Donnie M. Skidmore               February 4, 1999
------------------------------       ----------------
Donnie M. Skidmore                   Date
President


/s/ Daniel B. Kirby                  February 4, 1999
------------------------------       ----------------
Daniel B. Kirby                      Date
Senior Vice President


                             AMRESCO Services, L.P.
            235 Peachtree Street N.E. Suite 900 Atlanta Georgia 30303
                                  404.654.2000
                             http://www.amresco.com

                                                Appendix A, Page 1

                   AMRESCO Services, L.P. Servicing Standards

I.    CUSTODIAL BANK ACCOUNTS

      1. Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

      o     be mathematically accurate;

      o be prepared within forty-five (45) calendar days after the cutoff date;

      o be reviewed and approved by someone other than the person who prepared the reconciliation; and

      o document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of their original identification.

      2. Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.

      3. Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.

II.   MORTGAGE PAYMENTS

      1. Scheduled mortgage payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two business days of receipt.

      2. Scheduled mortgage payments made in accordance with the mortgagor's loan documents shall be posted to the applicable mortgagor records within two business days of receipt.

      3. Scheduled mortgage payments shall be allocated to principal, interest, insurance, taxes or other escrow items in accordance with the mortgagor's loan documents.

      4. Mortgage payments identified as loan payoffs or other nonscheduled payments shall be allocated in accordance with the mortgagor's loan documents.

III.  DISBURSEMENTS

      1. Disbursements made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.

      2. Disbursements made on behalf of a mortgagor or investor shall be posted within two business days to the mortgagor's or investor's records maintained by the servicing entity.

      3. Tax and insurance payments shall be made on or before the penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty (30) calendar days prior to these dates.

      4. Any late payment penalties paid in conjunction with the payment of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the mortgagor's error or omission.

      5. Amounts remitted to investors per the servicer's investor reports shall agree with canceled checks, or other form of payment, or custodial bank statements.

      6. Unused checks shall be safeguarded so as to prevent unauthorized access.

IV.   INVESTOR ACCOUNTING AND REPORTING

      1. The servicing entity's investor reports shall agree with, or reconcile to, investors records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

V.    MORTGAGOR LOAN ACCOUNTING

      1. The servicing entity's mortgage loan records shall agree with, or are reconcile to, the records of mortgagors with respect to the unpaid principal balance on a monthly basis.

      2. Adjustments on ARM loans shall be computed based on the related mortgage note and any ARM rider.

      3. Escrow accounts shall be analyzed, in accordance with the mortgagor's loan documents, on an annual basis or as required by the servicing agreement.

      4. Interest on escrow accounts shall be paid, or credited, to mortgagors in accordance with the servicing agreements.

VI.   DELINQUENCIES

      1. Records documenting collection efforts shall be maintained during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and mortgage payment rescheduling plans.

VII.  INSURANCE POLICIES

      1. A fidelity bond and errors and omissions policy shall be in effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.

                                                            Appendix B, Page 1

                            AMRESCO Services, L.P.

Following is a list of the securitized and bond-related servicing contracts which are covered by the attached USAP representation.

Contract Date    Reference Name                 Seller, Depositor or other Primary Party
----------------------------------------------------------------------------------------

Aug. 1, 1991     RTC 1991 M-1                   Resolution Trust Corporation
Nov. 1, 1991     RTC 1991 M-5                   Resolution Trust Corporation

Mar. 1, 1992     RTC 1992 C-2                   Resolution Trust Corporation
Apr. 1, 1992     RTC 1992 C-3                   Resolution Trust Corporation
Sept. 1, 1992    RTC 1992 C-6                   Resolution Trust Corporation
Nov. 1, 1992     RTC 1992 C-8                   Resolution Trust Corporation

Jan. 1, 1993     RTC 1993 C-1                   Resolution Trust Corporation
Mar. 15, 1993    Investors Savings 1988-A       NationsBank if Virginia, N.A.
Aug. 12, 1993    Ross Park Mall 1993-A          Penn Ross Joint Venture
Sept. 10, 1993   Salomon 1993 C-1               Salomon Brothers Mortgage Securities VII, Inc.
Oct. 26, 1993    Kidder 1993 C1 (Crown)         Kidder Peabody Acceptance Corporation I
Nov. 12, 1993    DLJ 1993 MF17                  DLJ Mortgage Acceptance Corp.
Dec. 1, 1993     New England 1993-1             New England Mutual Life Insurance Company

Feb. 1, 1994     Forest City 1994-1             Nomura Asset Securities Corporation
Apr. 5, 1994     Freehold Raceway Mall          Freemall Finance, Inc.

June 1, 1995     NationsBanc 1995 M2            NationsBanc Mortgage Capital Corporation
Aug. 15, 1995    Lakewood 1995 C-1              Lakewood Mall Finance Company
Sept. 1, 1995    Oregon 1995-1                  Oregon Commercial Mortgage, Inc. 1995-1
Oct. 1, 1995     Nomura 1995 MD IV              Asset Securitization Corporation
July 1, 1995     JP Morgan 1995 C-1             J.P. Morgan Commercial Mortgage Finance Corp.

Jan. 1, 1996     JP Morgan 1996 C-2             J.P. Morgan Commercial Mortgage Finance Corp.
June 1, 1996     JP Morgan 1996 C-3             J.P. Morgan Commercial Mortgage Finance Corp.
Apr. 2, 1996     Nomura 1996 MD V               Nomura Asset Securities Corporation
May 1, 1996      NationsLink 1996-1             NationsLink Funding Corporation
May 29, 1996     Equitable S/A 174              The Equitable Life Assurance Society of the U.S.
June 28, 1996    Colonial Realty LP             Colonial Realty Limited Partnership
July 1, 1996     Security Capital Atlantic      Security Capital Atlantic Multifamily, Inc.
Aug. 1, 1996     Crystal Mortgage 1996-1        Crystal Run Property, Inc.
Oct. 1, 1996     SASCO 1996 C-1                 Structured Asset Securities Corporation
Oct. 23, 1996    Nomura 1996 D-3                Asset Securitization Corporation
Nov. 25, 1996    Hospitality 1996 C-1           Hospitality Properties Mortgage Acceptance Corp.

                                                            Appendix B, Page 2

                            AMRESCO Services, L.P.

Contract Date    Reference Name                 Seller, Depositor or other Primary Party
----------------------------------------------------------------------------------------

Dec. 17, 1996    Nomura 1996 MD VI              Asset Securitization Corporation
Dec. 17, 1996    Potomac Gurnee Finance         Potomac Gurnee Finance Corp.
Feb. 1, 1997     DB 1993-A                      Nomura Securities International, Inc.
Feb. 6, 1997     JP Morgan 1997 C-4             J.P. Morgan Commercial Mortgage Finance Corp.
Mar. 27, 1997    Nomura 1997 D-4                Asset Securitization Corporation
Apr. 30, 1997    Franklin Park Finance          Franklin Park Finance, Inc.
Apr. 30, 1997    Willowbrook Finance            Willowbrook Finance Corporation
June 30, 1997    MSCI 1997 HF1                  Morgan Stanley Capital I, Inc.
June 30, 1997    MSCI 1997 WF1                  Morgan Stanley Capital I, Inc.
July 8, 1997     ACMF 1997 C-1                  AMRESCO Commercial Mortgage Funding I Corp.
Aug. 14, 1997    GSM 1997-GL 1                  GS Mortgage Securities Corporation II
Sep. 29, 1997    SASCO 1997 C-I                 Structured Asset Securities Corporation
Oct. 24, 1997    Nomura 1997 D-5                Asset Securitization Corporation
Nov. 3, 1997     USC Oakbrook 1997-1            USC Oakbrook, Inc.
Nov. 25, 1997    CSFB 1997-PS1                  Credit Suisse First Boston Mortgage Securities Corp.
Dec. 1, 1997     BSF Participation Trust        BSF III Limited Partnership

Feb. 4, 1998     Nomura 1998-ST I               Nomura Depositor Trust ST I
Feb. 27, 1998    FNMA 1998-M1                   Federal National Mortgage Association
Mar. 1, 1998     MSC 1998-M1                    Morgan Stanley Capital I, Inc.
Mar. 1, 1998     FUL 1997-C2                    First Union Commercial Mortgage Securities, Inc.
Mar. 1, 1998     Lehman 1998-C1                 Structured Asset Securities Corporation
Mar. 27, 1998    MSC 1998-HP1                   Morgan Stanley Capital I, Inc.
Mar. 27, 1998    Nomura 1998-D6                 Nomura Asset Securities Corporation
Mar. 30, 1998    DMARC 1998-C1                  Deutsche Mortgage and Asset Receiving Corporation
Apr. 29, 1998    MCF 1998-MC1                   Mortgage Capital Funding, Inc.
Apr. 29, 1998    SASCO 1998-C2                  Structured Asset Securities Corporation
May 15, 1998     GS 1998-GSFL I                 GS Mortgage Securities Corporation II
Jun. 1, 1998     MSC 1998-WF2                   Morgan Stanley Capital I, Inc.
Jun. 1, 1998     MSC 1998-XL1                   Morgan Stanley Capital I, Inc.
Jul 7, 1998      Telecom/Goldman                Telcom Properties, Ltd.
Aug. 27, 1998    MSC 1998-CF1                   Morgan Stanley Capital I, Inc.
Sept. 30, 1998   CAPCO 1998-D7                  CAPCO America Securitization Corp.
Oct. 27, 1998    CSFB 1998-PS2                  Credit Suisse First Boston Mortgage Securities Corp.
Dec. 30, 1998    MCF 1998-MC3                   Mortgage Capital Funding, Inc.